Exhibit 99.1

ALLEGHANY CORPORATION

7 Times Square Tower, 17th Floor

New York, NY 10036

ALLEGHANY CORPORATION REPORTS 2014 THIRD QUARTER RESULTS

Net Premiums Written Increase 9.1% in the Quarter

NEW YORK, NY, November 3, 2014 – Alleghany Corporation (NYSE-Y) announced today its financial results for the three and nine months ended September 30, 2014. Book value per common share1 grew to $456.10 as of September 30, 2014, an increase of 10.4% from book value per common share of $412.96 at 2013 year-end and 1.0% from book value per common share of $451.65 at June 30, 2014. Total stockholders’ equity2 increased to $7.4 billion as of September 30, 2014 from approximately $6.9 billion as of December 31, 2013.

Alleghany reported net earnings3 of $186.3 million, or $11.40 per diluted share for the 2014 third quarter, compared with $113.2 million, or $6.75 per diluted share for the 2013 third quarter. For the first nine months of 2014, Alleghany reported net earnings3 of $540.2 million, or $32.74 per diluted share, compared with $423.2 million, or $25.20 per diluted share for the first nine months of 2013. Year-to-date results represent a 10.1% annualized return on equity for 2014 compared with an 8.6% annualized return on equity for the nine months ended September 30, 2013.

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing a number of schedules that provide additional detail pertaining to Alleghany’s financial results.

Weston M. Hicks, President and chief executive officer, commented, “TransRe and RSUI each generated strong underwriting results in the quarter and year-to-date and continued to demonstrate the value of their respective franchises. These two businesses contributed to a consolidated combined ratio of 87.6% for the quarter compared with 94.1% for the third quarter of last year and 88.8% for year-to-date in 2014 compared with 89.9% for the year-to-date last year.”

“Net premiums written were up 9.1% in the quarter aided by top line growth in both our reinsurance and insurance segments. TransRe benefitted from favorable signings with its long-term clients, while the growth in the insurance segment was driven by continued top-line expansion at both CapSpecialty and PacificComp, where the improvement initiatives undertaken by the respective management teams continue to take hold.”

Mr. Hicks concluded, “Investment income earnings in the quarter and year-to-date were strong, with our net investment income up approximately 2.6% for the quarter and 2.5% for the year-to-date, despite prior year’s results including the results of our former equity investment in Homesite. Excluding the effects of Homesite, our net investment income was up 9.9% in the quarter and 13.4% year-to-date. Our total cash and invested assets grew to $19.8 billion as of September 30, 2014, up from $19.5 billion at year-end 2013, as we added approximately $294.3 million with our new debt offering but returned $222.4 million in capital to stockholders through significant share repurchases.”

On September 9, 2014, we completed a public offering of $300.0 million aggregate principal amount of our 4.90% senior notes due on September 15, 2044, which resulted in proceeds after underwriting discount, commissions and other expenses of $294.3 million, and an effective yield of approximately 5%. With these proceeds, TransRe subsequently redeemed $300.0 million of its 5.75% senior notes due on December 14, 2015 on October 15, 2014 for $324.4 million, consisting of $300.0 million of redeemed aggregate principal amount, $18.6 million of redemption premium and $5.8 million of accrued interest.

During the first nine months of 2014, Alleghany repurchased an aggregate of 549,853 shares of its common stock in the open market for $222.4 million, at an average price per share of $404.55, of which 148,231 shares were repurchased in the third quarter of 2014 for $62.5 million, at an average price per share of $421.89.

[1]	Stockholders’ equity attributable to Alleghany stockholders divided by common stock outstanding.
[2]	Stockholders’ equity attributable to Alleghany stockholders.
[3]	Earnings attributable to Alleghany stockholders.

As of September 30, 2014, Alleghany had 16,236,861 shares of its common stock outstanding, compared with 16,766,192 shares of its common stock outstanding as of December 31, 2013.

2014 Third Quarter Underwriting Results

Alleghany’s combined ratio for the 2014 third quarter was 87.6%, compared with 94.1% for the 2013 third quarter. TransRe’s combined ratio for the 2014 third quarter was 88.3%, compared with 92.9% for the 2013 third quarter, and the insurance segment’s combined ratio for the 2014 third quarter was 85.4%, compared with 97.7% for the 2013 third quarter. The combined ratios of Alleghany’s insurance and reinsurance segments decreased in the 2014 third quarter compared with the 2013 third quarter primarily due to lower catastrophe losses and higher overall favorable prior accident year development on loss reserves.

The underwriting results for the 2014 third quarter reflect a $100.2 million underwriting profit for the reinsurance segment (TransRe), compared with $56.0 million for the 2013 third quarter, as well as an underwriting profit of $40.6 million for the insurance segment compared with $5.8 million for the 2013 third quarter.

TransRe’s underwriting results in the third quarter of 2014 as compared with the third quarter of 2013 primarily reflect lower catastrophe losses and improved results in the casualty lines of business.

Underwriting results of the insurance segment in the third quarter of 2014 as compared with the third quarter of 2013 primarily reflect lower catastrophe losses and favorable prior accident year development on loss reserves at RSUI.

Total net premiums written for the 2014 third quarter were $1,127.5 million, compared with $1,033.4 million for the third quarter of 2013, an increase of 9.1%. TransRe’s net premiums written in the 2014 third quarter increased by 9.7% from the 2013 third quarter, primarily due to an increase in its participation in the reinsurance programs of certain long-term clients. Net premiums written in the insurance segment in the 2014 third quarter increased by 7.2%, from the third quarter of 2013, with continued strong growth at PacificComp, combined with moderate growth at CapSpecialty and RSUI. PacificComp’s net premiums written increased by 73.0%, CapSpecialty’s net premiums written increased by 4.1%, and RSUI’s net premiums written increased by 4.0% in the 2014 third quarter.

First Nine Months of 2014 Underwriting Results

Alleghany’s combined ratio for the first nine months of 2014 was 88.8%, compared with 89.9% for the first nine months of 2013. TransRe’s combined ratio for the first nine months of 2014 was 89.3%, compared with 90.0% for the first nine months of 2013, and the insurance segment’s combined ratio for the first nine months of 2014 was 87.0%, compared with 89.4% for the first nine months of 2013. The combined ratios of Alleghany’s insurance and reinsurance segments decreased in the first nine months of 2014 compared with the first nine months of 2013 primarily due to lower catastrophe losses.

The underwriting results for the first nine months of 2014 reflect a $265.0 million underwriting profit for the reinsurance segment (TransRe), compared with $247.9 million for the first nine months of 2013, as well as an underwriting profit of $104.5 million for the insurance segment, compared with $74.1 million for the first nine months of 2013.

TransRe’s underwriting results in the first nine months of 2014 as compared with the first nine months of 2013 primarily reflect lower catastrophe losses and lower casualty losses, partially offset by less favorable prior accident year development on loss reserves and to a lesser extent, the lack of favorable impact arising from the acquisition method of accounting, which was present in the first quarter of 2013.

Underwriting results of the insurance segment in the first nine months of 2014 as compared with the first nine months of 2013 primarily reflect lower catastrophe property losses and more favorable prior accident year development on loss reserves at RSUI.

Total net premiums written for the first nine months of 2014 were $3,471.0 million, compared with $3,285.9 million for the first nine months of 2013, an increase of 5.6%. TransRe’s net premiums written in the first nine months of 2014 increased by 5.5% from the first nine months of 2013, primarily due to an increase in its participation in the reinsurance programs of certain long-term clients. The insurance segment’s net premiums written in the first nine months of 2014 increased by 6.1% from the first nine months of 2013. Each of Alleghany’s insurance subsidiaries contributed to this growth. RSUI’s net premiums written increased by 1.7%, CapSpecialty’s net premiums written increased by 13.1% and PacificComp’s net premiums written increased by 71.3% in the first nine months of 2014.

Investment Performance

Alleghany’s net investment income for the three and nine months ended September 30, 2014 was $118.3 million and $343.0 million, respectively, an increase of 2.6% and 2.5% from the corresponding 2013 periods. These increases reflect more favorable reinvestment rates at TransRe and an increased allocation of the debt securities portfolio to higher yielding securities, partially offset by the absence of gains from Alleghany’s investment in Homesite, which were $7.7 million and $32.2 million for the three and nine months ended September 30, 2013, respectively. Homesite was sold on December 31, 2013.

Additional Information

Additional information regarding Alleghany’s 2014 third quarter and year-to-date financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended September 30, 2014 (the “Form 10-Q”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. In addition, comparative supplemental financial information is available in the 2014 third quarter financial supplement (the “Financial Supplement”). The Form 10-Q and the Financial Supplement will be available on Alleghany’s website at www.alleghany.com and on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) creates value through owning and managing operating subsidiaries and investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (referred to herein as “TransRe”), a leading global reinsurer; RSUI Group, Inc. (referred to herein as “RSUI”), a national underwriter of property and liability specialty insurance coverages; CapSpecialty, Inc. (referred to herein as “CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages; and Pacific Compensation Corporation (referred to herein as “PacificComp”), an underwriter of workers’ compensation insurance primarily in California.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, which is a “non-GAAP financial measure,” as such term is defined in Regulation G promulgated by the SEC.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and does not include net investment income, net realized capital gains, other than temporary impairment losses, other income, other operating expenses, amortization of intangible assets or interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss, and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

This non-GAAP financial measure is not meant to be considered in isolation or as a substitute for measures of operating performance prepared in accordance with U.S. GAAP. Reconciliation of underwriting profit to earnings before income taxes is presented in Alleghany’s Form 10-Q as well as its Financial Supplement.

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Forward-looking Statements

This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to,

•	significant weather-related or other natural or man-made catastrophes and disasters;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;

•	changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;

•	adverse loss development for events insured by Alleghany’s reinsurance and insurance subsidiaries in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance subsidiaries;

•	the cost and availability of reinsurance;

•	the reliance by Alleghany’s reinsurance operating subsidiaries on a limited number of brokers;

•	increases in the levels of risk retention by Alleghany’s reinsurance and insurance subsidiaries;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of Alleghany’s reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to Alleghany’s reinsurance and insurance subsidiaries;

•	changes in the ratings assigned to Alleghany’s reinsurance and insurance subsidiaries;

•	claims development and the process of estimating reserves;

•	legal, political, judicial and regulatory changes, including the federal financial regulatory reform of the insurance industry by the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the uncertain nature of damage theories and loss amounts;

•	the loss of key personnel of Alleghany’s reinsurance or insurance operating subsidiaries;

•	fluctuation in foreign currency exchange rates;

•	the failure to comply with the restrictive covenants contained in the agreements governing Alleghany’s indebtedness;

•	the ability to make payments on, or repay or refinance, Alleghany’s debt;

•	risks inherent in international operations; and

•	difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion. As a consequence, current plans, anticipated actions, and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

For more information, please contact:

Kerry Jacobs

212-508-8141

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
	(unaudited)
	(in thousands, except share amounts)
Assets
Investments:
Available-for-sale securities at fair value:
Equity securities (cost: 2014 – $2,480,172; 2013 – $1,804,698)	$2,895,272	$2,229,453
Debt securities (amortized cost: 2014 – $14,556,802; 2013 – $14,875,750)	14,766,235	14,802,890
Short-term investments	791,961	1,317,895

	18,453,468	18,350,238
Other invested assets	701,875	641,924

Total investments	19,155,343	18,992,162
Cash	607,605	498,315
Accrued investment income	137,658	146,381
Premium balances receivable	731,542	675,255
Reinsurance recoverables	1,370,942	1,363,707
Ceded unearned premiums	207,736	173,148
Deferred acquisition costs	378,662	334,740
Property and equipment at cost, net of accumulated depreciation and amortization	86,646	58,974
Goodwill	99,897	99,747
Intangible assets, net of amortization	131,307	127,284
Current taxes receivable	84,206	13,049
Net deferred tax assets	373,436	469,787
Other assets	564,486	408,539

Total assets	$23,929,466	$23,361,088

Liabilities and Stockholders’ Equity
Loss and loss adjustment expenses	$11,707,093	$11,952,541
Unearned premiums	1,974,924	1,765,550
Senior Notes	2,079,170	1,794,407
Reinsurance payable	95,061	90,562
Other liabilities	658,751	810,507

Total liabilities	16,514,999	16,413,567

Common stock (shares authorized: 2014 and 2013 – 22,000,000; shares issued: 2014 – 17,459,961; 2013 – 17,459,961)	17,460	17,460
Contributed capital	3,611,519	3,613,151
Accumulated other comprehensive income	346,030	186,930
Treasury stock, at cost (2014 – 1,223,100 shares; 2013 – 693,769 shares)	(429,666)	(213,911)
Retained earnings	3,860,302	3,320,127

Total stockholders’ equity attributable to Alleghany stockholders	7,405,645	6,923,757
Noncontrolling interest	8,822	23,764

Total stockholders’ equity	7,414,467	6,947,521

Total liabilities and stockholders’ equity	$23,929,466	$23,361,088

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Three Months Ended September 30,
	2014	2013
	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,136,215	$1,039,908
Net investment income	118,284	115,287
Net realized capital gains	59,368	17,762
Other than temporary impairment losses	(720)	(664)
Other income	38,769	17,178

Total revenues	1,351,916	1,189,471

Costs and Expenses
Net loss and loss adjustment expenses	623,132	644,493
Commissions, brokerage and other underwriting expenses	372,291	333,547
Other operating expenses	59,622	39,044
Corporate administration	9,455	3,703
Amortization of intangible assets	(1,142)	(815)
Interest expense	22,671	21,516

Total costs and expenses	1,086,029	1,041,488

Earnings before income taxes	265,887	147,983
Income taxes	79,547	34,610

Net earnings	186,340	113,373
Net earnings attributable to noncontrolling interest	25	206

Net earnings attributable to Alleghany stockholders	$186,315	$113,167

Net earnings	$186,340	$113,373
Other comprehensive income:
Change in unrealized gains, net of deferred taxes of ($29,255) and $59,683 for 2014 and 2013, respectively	(54,330)	110,839
Less: reclassification for net realized capital gains and other than temporary impairment losses, net of taxes of ($20,527) and ($7,743) for 2014 and 2013, respectively	(38,121)	(14,379)
Change in unrealized currency translation adjustment, net of deferred taxes of ($14,039) and $3,655 for 2014 and 2013, respectively	(26,073)	6,787
Retirement plans	(6)	1,415

Comprehensive income	67,810	218,035
Comprehensive income attributable to noncontrolling interest	25	206

Comprehensive income attributable to Alleghany stockholders	$67,785	$217,829

Basic earnings per share attributable to Alleghany stockholders	$11.40	$6.75
Diluted earnings per share attributable to Alleghany stockholders	11.40	6.75

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

(unaudited)

	Nine Months Ended September 30,
	2014	2013
	(in thousands, except per share amounts)
Revenues
Net premiums earned	$3,289,156	$3,183,236
Net investment income	342,961	334,501
Net realized capital gains	197,728	95,641
Other than temporary impairment losses	(6,872)	(41,884)
Other income	106,801	37,751

Total revenues	3,929,774	3,609,245

Costs and Expenses
Net loss and loss adjustment expenses	1,863,504	1,862,418
Commissions, brokerage and other underwriting expenses	1,056,131	998,790
Other operating expenses	179,200	97,022
Corporate administration	31,774	25,975
Amortization of intangible assets	(3,879)	11,640
Interest expense	66,414	65,037

Total costs and expenses	3,193,144	3,060,882

Earnings before income taxes	736,630	548,363
Income taxes	196,415	124,987

Net earnings	540,215	423,376
Net earnings attributable to noncontrolling interest	40	206

Net earnings attributable to Alleghany stockholders	$540,175	$423,170

Net earnings	$540,215	$423,376
Other comprehensive income:
Change in unrealized gains, net of deferred taxes of $163,086 and ($4,465) for 2014 and 2013, respectively	302,873	(8,291)
Less: reclassification for net realized capital gains and other than temporary impairment losses, net of taxes of ($66,800) and ($20,573) for 2014 and 2013, respectively	(124,056)	(38,208)
Change in unrealized currency translation adjustment, net of deferred taxes of ($10,681) and ($10,596) for 2014 and 2013, respectively	(19,836)	(19,679)
Retirement plans	120	1,224

Comprehensive income	699,316	358,422
Comprehensive income attributable to noncontrolling interest	40	206

Comprehensive income attributable to Alleghany stockholders	$699,276	$358,216

Basic earnings per share attributable to Alleghany stockholders	$32.74	$25.20
Diluted earnings per share attributable to Alleghany stockholders	32.74	25.20